UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

AMERICAN SIERRA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52927 (Commission File Number)	98-0528416 (IRS Employer Identification Number)

200 S. Virginia, 8th Floor
Reno, NV  89501
(Address of principal executive offices)

(775) 398-3044
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

As previously disclosed on American Sierra Gold Corp.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 13, 2009, the Company has entered into a Share Issuance Agreement (the “Agreement”) with Tobermory Holding Ltd., a corporation organized under the laws of Nevis (“Tobermory”), whereby the Company may from time to time request a purchase from Tobermory of up to an aggregate of $6,000,000 worth of the Company’s securities pursuant to individually executed subscription agreements.  The information set forth in the Company’s Current Report on Form 8-K filed on October 13, 2009 with respect to the Agreement is herein incorporated in its entirety.

    Pursuant to the Agreement, on October 20, 2009, the Company entered into a Subscription Agreement (the “Oct. Subscription Agreement”) with Tobermory for the purchase and sale of 348,837 Units at $0.86 per Unit.  Per the terms and conditions of the Oct. Subscription Agreement, a Unit consists of one (1) share of common stock of the Company (“Share”), and one (1) warrant representing the right to purchase one (1) Share at an exercise price of $1.51 per Share (“Warrant”), exercisable for a period of two (2) years from the date of the Oct. Subscription Agreement.  Gross proceeds from the issuance of the Shares on October 20, 2009 totaled $300,000.

Further, on December 11, 2009, the Company entered into an additional Subscription Agreement (the “Dec. Subscription Agreement”) with Tobermory for the purchase and sale of 819,672 Units as $0.61 per Unit.  Per the terms and conditions of the Dec. Subscription Agreement, a Unit consists of one (1) Share, and one (1) Warrant with an exercise price of $1.07 per Share, also exercisable for a period of two (2) years from the date of the Dec. Subscription Agreement.  Gross proceeds from the issuance of the Shares on December 11, 2009 totaled $500,000.

The issuance of the Units is being conducted in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Regulation S promulgated thereunder.

The foregoing is qualified in its entirety by the Oct. Subscription Agreement and Dec. Subscription Agreement.  For further information, please see the Form of Subscription Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.

On October 20, 2009, the Company entered into a Subscription Agreement (the “Oct. Subscription Agreement”) with Tobermory for the purchase and sale of 348,837 Units at $0.86 per Unit.  Per the terms and conditions of the Oct. Subscription Agreement, a Unit consists of one (1) share of common stock of the Company (“Share”), and one (1) warrant representing the right to purchase one (1) Share at an exercise price of $1.51 per full Share (“Warrant”), exercisable for a period of two (2) years from the date of the Oct. Subscription Agreement.  Gross proceeds from the issuance of the Shares on October 20, 2009 totaled $300,000.

On December 11, 2009, the Company entered into an additional Subscription Agreement (the “Dec. Subscription Agreement”) with Tobermory for the purchase and sale of 819,672 Units as $0.61 per Unit.  Per the terms and conditions of the Dec. Subscription Agreement, a Unit consists of one (1) Share, and one (1) Warrant with an exercise price of $1.07 per Share, also exercisable for a period of two (2) years from the date of the Dec. Subscription Agreement.  Gross proceeds from the issuance of the Shares on December 11, 2009 totaled $500,000.

The issuance of the Units is being conducted in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Regulation S promulgated thereunder.

The foregoing is qualified in its entirety by the Oct. Subscription Agreement and Dec. Subscription Agreement.  For further information, please see the Form of Subscription Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Further, on October 1, 2009, the Company issued an additional 250,000 shares of the Company’s common stock to Tobermory at $0.40 per share for gross proceeds of $100,000.  The issuance of the 250,000 shares of Company common stock in October was conducted in an offshore transaction relying on Regulation S promulgated under the Act.

Section 8 — Other Events

Item 8.01                      Other Events.

Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2009 incorrectly listed a purchase price of the Company’s common stock at $0.50 per share due to inadvertent clerical error.  The correct price per share for said issuance of common stock was $0.75 per share.  All other information contained in the aforementioned Current Report on Form 8-K, including the number of shares issued, the gross proceeds, and the exhibits attached thereto, are correct and remain unchanged.

Section 9 — Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SIERRA GOLD CORP.

Dated: January 4, 2010	By:	/s/ Johannes Petersen
Johannes Petersen Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Form of Subscription Agreement